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                                     EXHIBIT 5.1

                             [COOLEY GODWARD Letterhead]


April 29, 1997


                                                             DEBORAH A. MARSHALL
                                                                    415 843-5137
                                                           marshallda@cooley.com



Biocircuits Corporation
1324 Chesapeake Terrace
Sunnyvale, CA  94089

RE:  BIOCIRCUITS CORPORATION

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Biocircuits Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 2,896,226 shares of the Company's Common Stock (the "Shares"), with a par value of $0.001 (the "Common Stock"), to be sold by certain stockholders as described in the Registration Statement. Of the Shares (i) 1,688,738 were issued by the Company pursuant to private placements (the "April Financings") on April 15, 1997 (the "Common Shares"),
(ii) 1,157,488 are issuable upon the exercise of warrants issued in the April Financings (the "Warrant Shares") and (iii) 50,000 are issuable upon the exercise of a warrant issued in connection with a manufacturing agreement (the "KMC Shares").

In connection with this opinion, we have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares are validly issued, fully paid, and nonassessable and
(ii) the Warrant Shares and the KMC Shares, when sold and issued in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Deborah A. Marshall

Deborah A. Marshall